Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Mohawk Industries, Inc.:

We consent to the use of our reports with respect to the consolidated financial statements and related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting included herein and to the reference to our firm under the heading “Experts” in the prospectus.

Atlanta, Georgia

January 6th, 2006